                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-47688 of iPCS, Inc. of our report dated November 14, 2000 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Davenport, Iowa
December 18, 2000